                                                                    Exhibit 32.1

                  CERTIFICATION OF CHIEF EXECUTIVE OFFICER (1)

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the
Sarbanes-Oxley Act of 2002, the following certification is being made to accompany the Registrant's Quarterly Report on Form 10-QSB for the period ended
March 31, 2004:

In connection with the Quarterly Report of Continuum Group C Inc. (the
"Company") on Form 10-QSB for the period ended March 31, 2004 as filed with the
Securities and Exchange Commission on the date hereof (the "Report"), I, Robert
L. Frome, Acting Chief Executive Officer of the Company, certify, pursuant to 18
U.S.C. ss. 1350, adopted pursuant to Section 906 of the Sarbanes-Oxley Act of
2002 that to my knowledge:

(1)  The Report fully complies with the requirements of Section 13(a) or Section
15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert L. Frome
------------------------------------
Name:  Robert L Frome
Title: Acting Chief Executive Officer and Acting Chief Financial Officer
Date:  July 9, 2004

(1) A signed original of this written statement required by Section 906 has been provided to Continuum Group C Inc. and will be retained by Continuum Group C
Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely pursuant to 18 U.S.C.
Section 1350 and is not being filed as part of the Report or as a separate disclosure document.